UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

HIGHWATER ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Minnesota	333-137482	20-4798531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

24500 US HWY 14, PO Box 96, Lamberton, MN	56152
(Address of principal executive offices)	(Zip Code)

(507) 752-6160
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 24, 2015, Highwater Ethanol, LLC (the "Company") executed a Construction Contract with Rice Lake Construction Group to construct a pump station, meter building, lift stations and reservoir foundations in connection with the Company's waterline project. Rice Lake Construction Group has agreed to perform the work for a fixed price of approximately $1,500,000, subject to written change orders for modifications. This phase of the project is expected to be completed during the first quarter of our 2016 fiscal year subject to payment of damages for delays by Rice Lake Construction Group. One of our board members, Luke Spalj, is the chairman and a shareholder in Rice Lake Construction Group. However, this project was subject to an open bid process and the Company's board believes that the transaction was made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party.

Item 7.01 Regulation FD Disclosure

On April 28, 2015, the Company issued a press release regarding its plans to install a waterline which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. The information furnished, including exhibits, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits

Exhibit No.            Description

99.1        Press Release of Highwater Ethanol, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHWATER ETHANOL, LLC

Date: April 28, 2015	/s/ Lucas Schneider
Lucas Schneider, Chief Financial Officer